Exhibit 99.1

Ramaco Resources, Inc. Completes Acquisition of Maben Coal LLC

LEXINGTON, Ky., September 26, 2022 /PRNewswire/ – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco” or the “Company”) announced that it has closed the previously announced acquisition of 100% of the equity interests of Maben Coal LLC (“Maben”), an entity owned by Appleton Coal LLC, through the Company’s subsidiary Ramaco Development, LLC (the “Acquisition”). Maben Coal LLC holds approximately 33 million tons of minable coal on over 28,000 leased acres located in Wyoming County and Raleigh County, West Virginia.

The purchase price of $30 million consisted of: (i) $9 million to be paid in cash at closing and (ii) $21 million paid from the proceeds of a two-year secured note payable to Investec Bank, PLC (the “Lender”). The Acquisition is anticipated to be accretive to the Company over the next 12 months.

The Maben property contains various areas of high quality low vol met coal in the Sewell, Pocahontas 3, Pocahontas 4, and Pocahontas 6 (and all seams between the Sewell and Pocahontas 6) seams of coal. The Company expects that the 1.5 million tons of coal contained in the Sewell seam will be mined beginning in the first quarter of 2023 by the surface and high wall mining methods.

The Company will consider the deep mine development of the 31 million tons of coal contained in the Pocahontas 3 and the Pocahontas 4 seams at some future point. Such future development would involve adding approximately 1 million tons per year at full production with construction of a new preparation plant and loadout.

Maben has existing mining permits issued by the West Virginia Department of Environmental Protection which authorize mining by both surface and highwall mining methods, as well by underground operations. The property also has issued permits covering an existing haul road, as well as an active refuse disposal area together with a preparation plant and unit train loadout, neither of which has yet been constructed.

The Sewell seam mine development will begin immediately after the closing. Initial production is expected in the first quarter of 2023 with an anticipated annual yield of 250,000 tons in 2023, remaining at that level through 2028. The Company estimates that the near-term Maben mining operations will have cash mine costs in the $80 per ton range, plus additional trucking costs to our Knox Creek preparation plant.

The Acquisition cost and capital expenditures related to mine development and equipment are expected to be approximately $15 million, with the majority of that spend in 2022.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. These forward-looking statements represent Ramaco’s expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to the impact of the COVID-19 global pandemic, unexpected delays in our current mine development activities, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the decline of demand for coal in export markets and underperformance of the railroads, the expected benefits of the Acquisition to the Company’s shareholders, and the anticipated benefits and impacts of the Acquisition. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has three active mining complexes in Central Appalachia and one mine not yet in production near Sheridan, Wyoming. Contiguous to the Wyoming mine it operates a research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 50 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. For more information about us, please visit our website at www.ramacoresources.com.

Point of Contact:

INVESTOR RELATIONS: info@ramacocoal.com or 859-244-7455

SOURCE Ramaco Resources, Inc.

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